Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Investor Contact:

Heide Erickson

Capella Education Company

612.977.5172

Heide.Erickson@capella.edu

Media Contact:

Mike Buttry

Capella Education Company

612.977.5499

Mike.Buttry@capella.edu

Capella Education Company Reports Fourth Quarter and

Full Year 2011 Results

MINNEAPOLIS, Feb. 14, 2012 – Capella Education Company (NASDAQ: CPLA), a provider of online post-secondary education, primarily through its wholly owned subsidiary Capella University, today announced financial results for the three months and year ended Dec. 31, 2011.

“2011 was a year marked by a challenging economic environment and increased competition for the high-quality learners Capella serves,” said Kevin Gilligan, chairman and chief executive officer. “We shifted to a brand driven marketing strategy, made difficult decisions to align expenses and stayed focused on delivering a high-quality educational experience to our learners. Capella’s momentum entering 2012 continues in the right direction as we accelerate investments to drive learner success through innovation.”

For the three months ended Dec. 31, 2011:

•	Revenues were $110.0 million, compared to $114.7 million in the fourth quarter of 2010, a decrease of 4.1 percent.

•	Operating income was $18.9 million, compared to $28.3 million for the same period in 2010. Operating margin was 17.2 percent, compared to 24.7 percent for the fourth quarter 2010.

•	An elimination of 63 non-faculty positions resulted in a $1.3 million charge. The workforce reduction is expected to result in annualized cost savings of about $5.2 million.

•	Net income attributable to Capella Education Company for the fourth quarter of 2011 was $12.1 million, compared to $18.1 million for the same period in 2010.

•	Diluted net income per share was $0.85, compared to $1.09 for the same period in 2010.

•	Capella University total active enrollment decreased 4.5 percent to 37,704 and new enrollment decreased by 9.4 percent from fourth quarter 2010.

For the fiscal year ended Dec. 31, 2011:

•	Revenues increased by 0.9 percent to $430.0 million, compared to $426.1 million for the same period in 2010.

•

Operating income for 2011 was $80.1 million or 18.6 percent of revenue, compared to $95.0 million or 22.3 percent of revenue during 2010. Excluding the impact from two workforce reductions during fiscal year 2011, the operating margin was 19.4 percent.

•	Net income attributable to Capella Education Company was $52.1 million or $3.40 per weighted average number of diluted shares outstanding, compared to $61.3 million or $3.64 per share for 2010.

•	Capella University average quarterly enrollment growth decreased by 1.5 percent compared to 2010.

•	Total Capella University new enrollment for 2011 decreased 32.0 percent, compared to a 24.4 percent increase in 2010.

Balance Sheet and Cash Flow

As of Dec. 31, 2011, the Company had cash, cash equivalents, and marketable securities of $127.0 million, compared to $193.2 million at Dec. 31, 2010, and no debt for the same periods.

Cash flow from operations for 2011 was $80.3 million compared to $88.4 million in 2010, a decrease of 9.2 percent.

Share Repurchase

The Company repurchased approximately 2.5 million shares of Capella stock for total consideration of $103.4 million in fiscal year 2011. In the fourth quarter 2011, the Company repurchased approximately 775,000 shares of Capella stock for total consideration of $25.2 million. The remaining authorization as of the end of the fourth quarter was $59.6 million.

“Our financial position is solid with a strong balance sheet and significant cash position to continue to invest in long-term sustainable growth,” said Steve Polacek, senior vice president and chief financial officer. “Despite economic pressures in 2011 we maintained our commitment to help our learners achieve their academic and professional goals and to return value to shareholders.”

Outlook

For the first quarter ending March 31, 2012, consolidated revenue, including revenue from Resource Development International Ltd. (RDI), our UK subsidiary, is expected to decline by about 1 to 2 percent compared to first quarter 2011. Capella University total enrollment is expected to decline by about 5 to 6 percent compared to first quarter 2011. New enrollment growth for Capella University is expected to be slightly down for the first quarter of 2012, compared to a new enrollment decline of 36 percent in the first quarter of 2011.

The consolidated operating margin is anticipated to be approximately 15 to 16 percent of total revenue for the first quarter of 2012 compared to 20.2 percent during the first quarter of 2011. The expected decline in operating margin is primarily related to strategic investments in learner success initiatives and higher depreciation expenses, as well as financial results related to Resource Development International which was acquired in July 2011.

“Visibility beyond first quarter remains limited, given the market environment and our new brand and learner success strategies,” said Polacek. “However, we expect 2012 quarterly year-over-year total enrollment percentage declines to be less than first quarter 2012. Our goal is to achieve operating margins in the range of 15 to 17 percent for 2012 as we are investing significantly in innovative ways to support learner success, drive differentiation and strengthen diversification.”

Forward-Looking Statements

Certain information in this news release does not relate to historical financial information, including statements relating to our future prospects and our expectations regarding our revenues, enrollment, and operating performance, and may be deemed to constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The company cautions investors not to place undue reliance on any such forward-looking statements, which are based on information available at the time those statements are made or management’s good faith belief as of that time with regard to future events, and should not be read as a guarantee of future performance or results. Such statements are subject to certain risks and uncertainties that could cause the company’s actual results in the future to differ materially from its historical results and those presently anticipated or projected. The company undertakes no obligation to update its forward-looking statements to reflect events or circumstances arising after such date.

Among these risks and uncertainties are any failure to materially comply with the extensive regulatory framework applicable to us, including compliance with Title IV of the Higher Education Act and the regulations thereunder; complying with U.S. Department of Education rules, including those regarding incentive compensation, state authorization, and gainful employment; maintaining our business in accordance with regional and specialized accreditation standards and state regulatory and program approval requirements; changes in the administration, funding and availability for Title IV programs; responding to any additional governmental inquiries into our financial aid practices; attracting and retaining high quality, academically prepared learners; updating and expanding the content of existing programs and developing new programs; the review of our business and financial aid practices by governmental authorities, including action by Federal Student Aid on the final audit report of the Office of Inspector General of the U.S. Department of Education arising out of its ongoing compliance audit of

Capella University; changes in applicable federal and state laws and regulations and accrediting agency policies, including as a result of ongoing U.S. Department of Education rulemaking and recent Congressional review of our industry; maintaining and expanding existing commercial relationships with employers and developing new such relationships; effectively instituting changes in our marketing and brand management approach and with the use of aggregators; improving our learner cohort retention rate; improving our conversion rates; keeping up with advances in technology important to the online learner experience; our ability to successfully identify and integrate acquisitions; complying with regulations applicable to our international operations; managing operational challenges with acquired entities; our use of business technology to accurately store, process and report relevant data; changes in student enrollment including new enrollments and learner persistence; effectively implementing cost reductions in our business; managing increases in our expenses; and risks associated with the overall competitive environment and general economic conditions.

Other factors that could cause the company’s results to differ materially from those contained in its forward-looking statements are included under, among others, the heading “Risk Factors” in our most recent Form 10-K and Form 10-Qs on file with the Securities and Exchange Commission and other documents filed by the company with the Securities and Exchange Commission.

Conference Call

Capella will discuss its fourth quarter 2011 results and outlook during a conference call scheduled today, Feb. 14, 2012, at 9:00 a.m. Eastern time (ET). To participate in the live call, investors should dial 866.385.4179 (domestic) or 702.928.7882 (international) at 8:50 a.m. (ET), conference ID# 39946212. The webcast, including the accompanying presentation, will be available on the Capella Education Company Web site at www.capellaeducation.com. A replay of the call will be available starting on Feb. 14, 2012 through Feb. 21, 2012, at 855.859.2056 (domestic) or 404.537.3406 (international), conference ID# 39946212. It will also be archived at www.capellaeducation.com in the investor relations section for 60 days.

About Capella Education Company

Founded in 1991, Capella Education Company is a leader in online education, primarily through our wholly owned subsidiary Capella University, a regionally accredited* online university. In addition, Capella Education Company offers online education through Resource Development International Ltd. (RDI), an independent provider of United Kingdom (UK) university distance learning qualifications.

Capella University offers online graduate degree programs in business, counseling, education, health administration, homeland security, human resource management, human services, information technology, nonprofit management and leadership, nursing, psychology, public administration, public health, public safety, and social work, and bachelor’s degree programs in business, information technology, nursing, psychology, and public safety. These academic programs are designed to meet the needs of working adults, combining high quality, competency-based curricula with the convenience and flexibility of an online learning format. Currently, Capella University offers 46 graduate and undergraduate degree programs with 143 specializations. More than 37,000 learners were enrolled as of Dec. 31, 2011. For more information about Capella Education Company, please visit http://www.capellaeducation.com. For more information about Capella University, please visit http://www.capella.edu or call 1.888.CAPELLA (227.3552).

Resource Development International Ltd. partners with a number of the top 100 universities in the UK to develop, validate and deliver UK higher education qualifications, predominantly through online courses. For more information, please visit http://www.rdi.co.uk.

Capella Education Company is also an investor in an innovative startup company called Sophia (http://www.sophia.org) – a social teaching and learning platform that integrates education with technology.

*	Capella University is accredited by The Higher Learning Commission and is a member of the North Central Association of Colleges and Schools (NCA), http://www.ncahlc.org. Capella University, Capella Tower, 225 South Sixth Street, Ninth Floor, Minneapolis, MN 55402, 1.888.CAPELLA (227.3552), http://www.capella.edu.

# # #

CAPELLA EDUCATION COMPANY

Consolidated Balance Sheets

(In thousands, except par value)

	As of December 31, 2011	As of December 31, 2010
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$61,977	$77,416
Marketable securities	65,067	115,818
Accounts receivable, net of allowance of $5,789 at December 31, 2011 and $3,783 at December 31, 2010	18,239	13,680
Prepaid expenses and other current assets	12,493	8,290
Deferred income taxes	3,452	2,444

Total current assets	161,228	217,648
Property and equipment, net	50,713	44,910
Goodwill	16,980	0
Intangibles, net	6,552	0

Total assets	$235,473	$262,558

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,977	$4,599
Accrued liabilities	29,306	29,962
Income taxes payable	2,427	344
Deferred revenue	7,769	5,885

Total current liabilities	48,479	40,790
Deferred rent	4,215	3,466
Other liabilities	6,425	855
Deferred income taxes	12,575	7,838

Total liabilities	71,694	52,949

Redeemable noncontrolling interest	1,180	1,023

Shareholders’ equity:
Common stock, $0.01 par value:
Authorized shares — 100,000, issued and outstanding shares — 13,882 at December 31, 2011 and 16,306 at December 31, 2010	139	163
Additional paid-in capital	103,900	115,075
Accumulated other comprehensive income	307	758
Retained earnings	58,253	92,590

Total shareholders’ equity	162,599	208,586

Total liabilities and shareholders’ equity	$235,473	$262,558

CAPELLA EDUCATION COMPANY

Consolidated Statements of Income

(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
	(Unaudited)	(Unaudited)	(Unaudited)
Revenues	$109,983	$114,723	$430,043	$426,123
Costs and expenses:
Instructional costs and services	44,281	42,035	171,809	164,231
Marketing and promotional	32,220	32,288	132,032	120,427
General and administrative	13,302	12,103	42,933	46,464
Reduction of workforce	1,305	0	3,167	0

Total costs and expenses	91,108	86,426	349,941	331,122

Operating income	18,875	28,297	80,102	95,001
Other income, net	337	508	1,811	2,038

Income before income taxes	19,212	28,805	81,913	97,039
Income tax expense	7,333	10,840	30,370	35,860

Net income	11,879	17,965	51,543	61,179
Net loss attributable to noncontrolling interest	178	91	572	91

Net income attributable to Capella Education Company	$12,057	$18,056	$52,115	$61,270

Net income attributable to Capella Education Company per common share:
Basic	$0.85	$1.10	$3.42	$3.68

Diluted	$0.85	$1.09	$3.40	$3.64

Weighted average number of common shares outstanding:
Basic	14,212	16,410	15,241	16,648
Diluted	14,264	16,532	15,314	16,848

CAPELLA EDUCATION COMPANY

Consolidated Statements of Cash Flows

(In thousands)

	As of December 31,
	2011	2010
	(Unaudited)
Operating activities
Net income	$51,543	$61,179
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for bad debts	10,565	8,744
Depreciation and amortization	24,165	18,512
Amortization of investment discount/premium	2,049	2,180
Asset impairment	35	19
Gain on disposal of property and equipment	(30)	0
Stock-based compensation	4,883	3,698
Excess tax benefit from stock-based compensation	(248)	(4,251)
Deferred income taxes	2,516	1,354
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed:
Accounts receivable	(13,789)	(9,733)
Prepaid expenses and other current assets	(3,424)	(1,635)
Accounts payable and accrued liabilities	(612)	4,787
Income tax payable	1,559	5,030
Deferred rent	750	514
Deferred revenue	342	(1,991)

Net cash provided by operating activities	80,304	88,407

Investing activities
Capital expenditures	(29,587)	(25,481)
Purchases of marketable securities	(3,500)	(60,211)
Payment for acquisition, net of cash acquired	(12,640)	0
Sales and maturities of marketable securities	51,442	10,978

Net cash provided by (used in) investing activities	5,715	(74,714)

Financing activities
Excess tax benefit from stock-based compensation	248	4,251
Net proceeds from exercise of stock options	1,634	6,842
Repurchase of common stock	(103,375)	(49,775)

Net cash used in financing activities	(101,493)	(38,682)

Effect of foreign exchange rates on cash	35	0

Net decrease in cash and cash equivalents	(15,439)	(24,989)
Cash and cash equivalents at beginning of year	77,416	102,405

Cash and cash equivalents at end of year	$61,977	$77,416

Supplemental disclosures of cash flow information
Income taxes paid	$26,340	$29,563

Noncash transactions:
Purchase of equipment included in accounts payable and accrued liabilities	$348	$1,110

Noncontrolling interest contributions	$0	$1,346

CAPELLA UNIVERSITY

Other Information

	December 31,
Enrollment by Degree (a):	2011	2010	% Change
PhD/Doctoral	11,619	12,058	(3.6)%
Master’s	17,049	18,740	(9.0)%
Bachelor’s	8,489	8,435	0.6%
Other	547	244	124.2%

Total	37,704	39,477	(4.5)%

(a)	Enrollment as of December 31, 2011 and 2010 is the enrollment as of the last day of classes for the quarter ended December 31, 2011 and 2010, respectively.

Non-GAAP Operating Income Margin and Diluted Earnings Per Common Share:

Non-GAAP operating income margin and diluted earnings per common share are non-GAAP financial measures consisting of operating income margin or diluted earnings per common share excluding the impact of the workforce reduction expense recognized in the quarters ended March 31, 2011 and Dec. 31, 2011. The following table provides a reconciliation of operating income margin and diluted earnings per common share, the most directly comparable GAAP to non-GAAP measures.

CAPELLA EDUCATION COMPANY

Reconciliation of Non-GAAP Financial Information

For the Year Ended December 31, 2011

(unaudited)

(in thousands, except per share amounts)

	Year Ended December 31, 2011 (GAAP)	Adjustments (Non-GAAP)	Year Ended December 31, 2011 (Non-GAAP)
Revenues	$430,043		$430,043
Costs and expenses:
Instructional costs and services	171,809		171,809
Marketing and promotional	132,032		132,032
General and administrative	42,933		42,933
Reduction of workforce	3,167	(3,167)	0

Total costs and expenses	349,941		346,774

Operating income	80,102		83,269
Operating income margin	18.6%		19.4%
Other income, net	1,811		1,811

Income before income taxes	81,913		85,080
Income tax expense	30,370	1,181	31,551

Net income	51,543		53,529
Net loss attributable to noncontrolling interest	572		572

Net income attributable to Capella Education Company	$52,115		$54,101

Net income per common share attributable to Capella Education Company:
Basic	$3.42	$0.13	$3.55

Diluted	$3.40	$0.13	$3.53

Weighted average number of common shares outstanding:
Basic	15,241

Diluted	15,314